SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          FIRST MIDWEST FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   [FIRST MIDWEST FINANCIAL, INC. LETTERHEAD]









                                                               December 16, 1998




Dear Fellow Shareholders:

         On behalf of the Board of Directors and management of First Midwest Financial, Inc. ("First Midwest" or the "Company"), we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 1:00 P.M. local time, on January 25, 1999 at the main office of the Company located at Fifth at Erie, Storm Lake, Iowa.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement discusses the business to be conducted at the Meeting. We have also enclosed a copy of the Company's Annual Report to Shareholders. At the meeting we will report on the Company's operation and outlook for the year ahead.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save First Midwest the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.

         Your Board of Directors and management are committed to the continued success of First Midwest and the enhancement of your investment. As Chairman of the Board, President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                           Very truly yours,




                                           /s/JAMES S. HAAHR
                                           -----------------
                                           James S. Haahr
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                          FIRST MIDWEST FINANCIAL, INC.

                                  Fifth at Erie
                             Storm Lake, Iowa 50588
                                 (712) 732-4117

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on January 25, 1999



         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of First Midwest Financial, Inc. ("First Midwest" or the "Company") will be held at the main office of the Company located at Fifth at Erie, Storm Lake, Iowa on January 25, 1999 at 1:00 P.M. local time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon the election of two directors of the Company and such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on November 30, 1998 are the shareholders entitled to vote at the Meeting, and any adjournments thereof.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                            By Order of the Board of Directors




                                            /S/JAMES S. HAAHR
                                            -----------------
                                            James S. Haahr
                                            Chairman of the Board, President and
                                            Chief Executive Officer


Storm Lake, Iowa
December 16, 1998


--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                          FIRST MIDWEST FINANCIAL, INC.
                                  Fifth at Erie
                             Storm Lake, Iowa 50588
                                 (712) 732-4117
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To be held January 25, 1999


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Midwest Financial, Inc. ("First Midwest," and with its subsidiaries, the "Company") of proxies to be used at the Annual Meeting of Shareholders of First Midwest (the "Meeting") which will be held at the main office of First Midwest located at Fifth at Erie, Storm Lake, Iowa on January 25, 1999 at 1:00 P.M. local time, and all adjournments of the Meeting. The accompanying Notice of Meeting, proxy and this Proxy Statement are first being mailed to shareholders on or about December 16, 1998. Certain information provided herein relates to First Federal Savings Bank of the Midwest ("First Federal") and Security State Bank ("Security", and when referred to with First Federal, the "Banks"), both of which are wholly owned subsidiaries of First Midwest.

         At the Meeting, shareholders of First Midwest are being asked to consider and vote upon the election of two directors.

Proxies and Proxy Solicitation

         If a shareholder properly executes the enclosed proxy distributed by First Midwest, the proxies named will vote the shares represented by that proxy at the Meeting. Where a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's instructions. Where no specific direction is given, the proxies will vote the shares "FOR" the election of management's nominees for directors of First Midwest. As to any other matters presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         The Company maintains an Employee Stock Ownership Plan ("ESOP") which owns approximately 8.46% of the Company's common stock and in which employees of the Company and the Banks participate. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the trustee of the ESOP how to vote the shares of Common Stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the trustee of the ESOP, the ESOP trustee will vote the shares represented by that proxy at the Meeting. Where an ESOP participant specifies a choice, the proxy will be voted in accordance with the ESOP participant's instructions. If no specific direction is given, the ESOP trustee will vote the shares "FOR" the election of management's nominees for directors of First Midwest. If other matters are presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies. The trustee of the ESOP will vote the unallocated ESOP shares in the same proportion as voted allocated shares.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the shareholder giving it at any time before it is voted by delivering to the Secretary of First Midwest at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Midwest common stock, or by attending the

Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

         The cost of solicitation of proxies will be borne by First Midwest. First Midwest will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of First Midwest and the Banks may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Voting Rights; Vote Required

         Shareholders of record as of the close of business on November 30, 1998 (the "Voting Record Date"), will be entitled to one vote on each matter presented for a vote at the Meeting for each share of First Midwest common stock then held. Such vote may be exercised in person or by a properly executed proxy as discussed above. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any other proposal except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the outcome of the election of directors. Brokers who do not receive instructions are entitled to vote on the election of directors.

Voting Securities and Principal Holders Thereof

         As of the Voting Record Date, First Midwest had 2,509,745 shares of common stock outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of First Midwest common stock and (ii) all directors and officers as a group. See "Proposal I - Election of Directors" for additional information regarding share ownership.


                                                                  Shares Beneficially                Percent of
       Beneficial Owners                                                Owned(1)                        Class
       -----------------                                                --------                        -----
First Midwest Financial, Inc.(2)                                        212,208                          8.46%
Employee Stock Ownership Plan
Fifth at Erie
Storm Lake, Iowa  50588
James S. Haahr(3)                                                       268,200                         10.16%
Fifth At Erie
Storm Lake, Iowa  50588
Donald J. Winchell(4)                                                   132,976                          5.25%
Fifth At Erie
Storm Lake, Iowa  50588
Directors and executive officers of First Midwest and                   843,166                         30.29%
the Banks as a group (9 persons)(5)

                                        (Footnotes begin on the following page.)

------------------------------------

(1) All amounts reported hereunder have been adjusted for the three for two stock split paid by First Midwest on January 2, 1997 in the form of a 50% stock dividend (the "Stock Split").

(2) The amount reported represents shares held by the ESOP, 157,128 shares of which were allocated to accounts of participants. West Des Moines State Bank, West Des Moines, Iowa, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.

(3) Mr. Haahr is the Chairman of the Board, President and Chief Executive Officer of First Midwest and the Banks. Mr. Haahr reported sole voting and investment power with respect to all shares of common stock reported as beneficially owned by him. Included in the shares reported as beneficially owned by Mr. Haahr are options to purchase 129,532 shares of common stock, which upon exercise he would have sole voting and dispositive power.

(4) Mr. Winchell is a Senior Vice President, the Chief Financial Officer and Treasurer of First Midwest and the Banks. Mr. Winchell reported voting and dispositive power with respect to the common stock reported as beneficially owned by him, as follows: sole voting power over 72,893 shares; shared voting power over 37,500 shares; sole dispositive power over 58,526 shares; and shared dispositive power over 51,867 shares. Included in the shares reported as beneficially owned by Mr. Winchell are options to purchase 22,583 shares of common stock, which upon exercise he would have sole voting and dispositive power.

(5) Includes shares held directly, as well as, jointly with family members or held by trusts, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power. Included in the shares reported as beneficially owned by all directors and executive officers are options to purchase 273,723 shares of common stock.


                              ELECTION OF DIRECTORS

General

         The Board of Directors of First Midwest is currently composed of seven members and is divided into three classes, with each class approximately equal in size. Directors of First Midwest are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of the Voting Record Date, regarding the composition of First Midwest's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                   Term       Shares of           Percent
                                         Position(s) Held in           Director     to       Common Stock            of
      Name                Age              First Midwest               Since(1)   Expire       Owned(2)             Class
      ----                ---              -------------               --------   ------       --------             -----
                                Nominees

E. Thurman Gaskill         63   Director                                  1982      2002         50,914(3)          2.01%

Rodney G. Muilenburg       54   Director                                  1989      2002        115,051             4.53%

                                Directors Remaining in Office

E. Wayne Cooley            76   Director                                  1985      2001         93,117             3.67%

J. Tyler Haahr(4)          35   Director, Senior Vice President,          1992      2001         59,833(5)          2.36%
                                Secretary and Chief Operating Officer

James S. Haahr(4)          59   Chairman of the Board, President and      1962      2000        268,200            10.16%
                                Chief Executive Officer

G. Mark Mickelson          32   Director                                  1997      2000          1,000             0.04%

Jeanne Partlow             65   Director                                   1996     2000          3,979(6)          0.16%

----------------------

(1)  Includes service as a director of First Federal.

(2) The nature of beneficial ownership for shares reported in this column is sole voting and investment power, except as otherwise noted in these footnotes. All amounts reported hereunder have been adjusted for the Stock Split. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock as follows: Mr. Gaskill - 26,264 shares; Mr. Muilenburg - 28,764 shares; Mr. Cooley - 28,764 shares; Mr. J. Tyler Haahr - 22,716 shares; Mr. James S. Haahr - 129,532 shares; Mr. Mickelson - 0 shares; and Ms. Partlow - 0 shares.

(3) Includes 23,750 shares as to which Mr. Gaskill has reported shared ownership.

(4)  Director J. Tyler Haahr is the son of Chairman James S. Haahr.

(5) Includes 31,708 shares as to which Mr. J. Tyler Haahr has reported shared ownership.

(6) Includes 3,830 shares as to which Ms. Partlow has reported shared ownership.

         The principal occupation of each director of First Midwest and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

         E. Thurman Gaskill - Since 1958, Mr. Gaskill has owned and operated a grain farming operation located near Corwith, Iowa. Mr. Gaskill has served as a commissioner with the Iowa Department of Economic Development and also as a commissioner with the Iowa Department of Natural Resources. He has served as President of the National Corn Growers Association, Chairman of the United States Feed Grains Council and in numerous other agricultural positions. Recognized for his outstanding contributions to the industry, he has been named to the Agricultural Hall of Fame at Iowa State University in Ames, Iowa. Mr. Gaskill was elected to the Iowa State Senate in 1998 and represents Iowa District 8.

         Rodney G. Muilenburg - Mr. Muilenburg is employed as a dairy specialist with Purina Mills, Inc., and supervises the sale of agricultural products in a region which encompasses northwest Iowa, southeast South Dakota and southwest Minnesota. Mr. Muilenburg has been a member of Purina Mills' General Sales Advisory Board since 1986. In 1991 he was certified by Purina Mills in Agri-business management. Mr. Muilenburg received a B.A. degree in Biological Science from Northwestern College, Orange City, Iowa in 1966; an M.A. degree in secondary school education from Mankato State University, Mankato, Minnesota in 1973; and a specialist degree in secondary school administration from Mankato State University, Mankato, Minnesota in 1975.

         E. Wayne Cooley - Dr. Cooley has served as Executive Secretary of the Iowa Girls' High School Athletic Union in Des Moines, Iowa since 1954. In addition, Dr. Cooley serves as Executive Vice President of the Iowa High School Speech Association. He is also a member of the Drake Relays Executive Committee, and on the Board of Directors of the Women's College Basketball Association Hall of Fame. Dr. Cooley is a member of the Buena Vista University (formerly Buena Vista College) Board of Trustees. He has served as Chairman of the Iowa Heart Association and as Vice Chairman of the Iowa Games. Dr. Cooley is a 1943 graduate of Buena Vista College in Storm Lake, Iowa, and holds honorary doctorate degrees from Buena Vista University in Storm Lake, Iowa and Morningside College in Sioux City, Iowa.

         J. Tyler Haahr - Mr. Haahr is Senior Vice President, Secretary and Chief Operating Officer of First Midwest Financial, Inc.; Executive Vice President, Secretary, Chief Operating Officer and Division President of First Federal Savings Bank of the Midwest; Vice President and Secretary of First Services Financial Limited and Brookings Service Corporation; and Chief Executive Officer of Security State Bank. Mr. Haahr has been employed by First Midwest and its affiliates since March 1997. He was previously a partner with the law firm of Lewis and Roca LLP, Phoenix, Arizona, and had been with the firm since 1989. He is a member of the Arizona Bar Association, the Maricopa County Bar Association and the Arizona Association of Health Care Lawyers. Mr. Haahr was Co-chair for Buena Vista University's 1997-98 Community Campaign Fund-raising. He is a member of the Fiesta Bowl Committee and was one of the founders of the Grand Canyon State Games. Mr. Haahr received his B.S. degree with honors in 1986 at the University of South Dakota in Vermillion, South Dakota. He graduated with honors from the Georgetown University Law Center, Washington, D.C., in May 1989. J. Tyler Haahr is the son of James S. Haahr, Chairman of the Board.

         James S. Haahr - Mr. Haahr is the Chairman of the Board, President and Chief Executive Officer of First Midwest Financial Inc., a position he has held since June 1993. Mr. Haahr is also Chairman of the Board of First Federal Savings Bank of the Midwest since 1990 and President and Chief Executive Officer since 1974. Mr. Haahr serves as Chairman of the Board of Security State Bank. He is a member of the Board of Trustees of Buena Vista University. Mr. Haahr has served in various capacities since beginning his career with the Bank in 1961. He is a member of the Board of Directors of America's Community Bankers and a member of the Savings Association Insurance Fund Industry Advisory Committee. Mr. Haahr is a former Vice Chairman of the Board of Directors of the Federal Home Loan Bank of Des Moines, former Chairman of the Iowa League of Savings Institutions, and a former director of the U.S. League of Savings Institutions. Mr. Haahr received his B.S. degree in 1962 from Buena Vista College in Storm Lake, Iowa. James S. Haahr is the father of J. Tyler Haahr, a director and executive officer of the Company.

         G. Mark Mickelson - Mr. Mickelson has served as a Vice President (Acquisitions) for Northwestern Growth Corporation in Sioux Falls, South Dakota since November 1996. Northwestern Growth Corporation is the unregulated investment subsidiary of Northwestern Public Service (NYSE: NPS). Previously, Mr. Mickelson was employed as an executive officer of Hegg Companies in Sioux Falls, South Dakota. Mr. Mickelson received his undergraduate degree in Business Administration from the University of South Dakota in Vermillion, South Dakota in 1988. He graduated with high honors from Harvard Law School in 1993 and is also a Certified Public Accountant. Mr. Mickelson is involved in a number of local charities, including serving on the board of the Sioux Falls Y.M.C.A.

         Jeanne Partlow - Mrs. Partlow retired in June 1998 as President of the Iowa Savings Bank Division of First Federal, located in Des Moines Iowa. She was President, Chief Executive Officer and Chairman of the Board of Iowa Savings Bank, F.S.B. from 1987 until it was acquired by and became a division of First Federal in December 1995. Mrs. Partlow is a past member of the Board of Directors of the Federal Home Loan Bank of Des Moines. She has over 30 years of bank management experience.

Meetings and Committees of the Boards of Directors

         Meetings and Committees of First Midwest. Meetings of the Board of Directors are generally held on a monthly basis. The Board of Directors met 12 times during fiscal 1998. During fiscal 1998, no incumbent director of First Midwest attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         The   Board   of    Directors    of   First    Midwest   has   standing
Audit-Compensation/Personnel ("ACP") and Stock Option Committees. First Midwest does not have a standing executive committee.

         The ACP Committee recommends the selection of independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. In addition, the committee meets annually to make salary recommendations and administer the Recognition and Retention Plan. The members of the ACP Committee are Directors Cooley, Gaskill and Muilenburg. This Committee met three times during fiscal 1998.

The Stock Option Committee is composed of Directors Cooley, Mickelson, Muilenburg and Partlow. This committee is responsible for administering First Midwest's 1993 and 1995 Stock Option and Incentive Plans (collectively, the "Stock Option Plans"). This committee met one time during fiscal 1998.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of First Midwest. Pursuant to the Bylaws, nominations by shareholders must be delivered in writing to the Secretary of First Midwest at least 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received at the executive offices of First Midwest not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made.

Directors Fees

         During fiscal 1998 all directors of First Midwest received a retainer fee of $3,000 per year. The directors of First Midwest (except for Director Partlow) also serve as directors of either one or both of the Banks. Non-employee directors of First Federal were paid a fee of $6,000 per year plus $500 for each regular meeting attended, and $200 for each committee meeting attended, with the exception of the Nominating Committee members, who receive no fee for service on such committee. Non-employee directors of Security were paid a fee of $300 for each regular meeting attended and $100 for each committee meeting attended, with the exception of the Nominating Committee members, who receive no fee for service on such committee. Board members who are employees of the Banks received no fee for their service on the Banks' Boards, or their respective committees.

Executive Compensation

         The following table sets forth information regarding the compensation of First Midwest's Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 during fiscal 1998 (collectively, the "Named Officers").

                                                 SUMMARY COMPENSATION TABLE
                                                                                        Long Term
                          Annual Compensation(1)                                   Compensation Awards
-----------------------------------------------------------------------        ----------------------------
                                                                               Restricted
             Name and                                                            Stock             Options/      All Other
             Principal                            Salary          Bonus         Award(s)             SARs     Compensation
             Position                 Year          ($)            ($)             ($)               (#)           ($)
----------------------------------------------------------------------------------------------------------------------------
James S. Haahr                        1998     $ 180,000(2)    $    ---            ---                ---       $23,340 (3)
  Chairman of the Board,              1997       180,000(2)      56,000            ---              5,250        32,255
  President and Chief                 1996       180,000(2)      45,500            ---             23,250        24,163
  Executive Officer

J. Tyler Haahr(4)                     1998       153,000(5)      36,000            ---              4,050        15,100 (7)
  Senior Vice President,              1997        80,662(6)      22,400            ---             39,600           635
  Chief Operating Officer
  and Secretary

Fred A. Stevens                       1998       105,000            ---            ---                ---        14,444 (8)
  Senior Vice President               1997       105,000         33,600            ---              3,150        20,823
  of First Federal                    1996       105,000         27,300            ---              5,025        15,080

Donald J. Winchell                    1998       113,000         27,120            ---              3,051        19,011(9)
  Senior Vice President,              1997       103,000         32,960            ---              3,090        20,309
  Chief Financial Officer             1996       103,000         26,780            ---             10,215        14,527
  and Treasurer

-------------------------

(1) No Named Officer received any additional benefits or perquisites which exceeded, in the aggregate, the lesser of 10% of his salary and bonus, or $50,000.

(2)  Includes  $2,000 of  compensation  deferred in fiscal  1998,  1997 and 1996 pursuant to the deferred compensation agreement entered into in 1980 between Mr. Haahr and First Federal and $3,000 paid to Mr. Haahr in fiscal 1998, 1997 and 1996 for service as a director of the Company.

(3) Includes contributions by First Federal on behalf of Mr. Haahr for fiscal 1998 of $21,641 under the ESOP and $1,699 under First Federal's Benefit Equalization Plan.

(4)  Mr. Haahr joined the Company as an employee in March 1997.

(5)  Includes $3,000 paid to Mr. Haahr for service as a director of the Company.

(6) Includes $3,000 paid to Mr. Haahr for service as a director of the Company and $8,200 paid to Mr. Haahr for service as a director of the Banks during fiscal 1997.

(7) Includes contributions by First Federal on behalf of Mr. Haahr for fiscal 1998 of $15,100 under the ESOP.

(8) Includes contributions by First Federal on behalf of Mr. Stevens for fiscal 1998 of $14,444 under the ESOP.

(9) Includes contributions by First Federal on behalf of Mr. Winchell for fiscal 1998 of $19,011 under the ESOP.

         The following table sets forth certain information concerning stock options granted during fiscal 1998 to the Named Officers. No stock appreciation rights have been granted by the Company to date.

                                            Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------------------
                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                Annual Rates of Stock
                                                                                                     Appreciation
                                    Individual Grants(1)                                          for Option Terms(2)
-------------------------------------------------------------------------------------------   ----------------------------
                              Number of           % of Total
                             Securities             Options        Exercise
                             Underlying           Granted to       or Base
                           Options Granted       Employees in       Price        Expiration        5%            10%
         Name                    (#)             Fiscal Year        ($/Sh)          Date          ($)            ($)
----------------------  --------------------- ------------------ ------------  -------------- ------------  --------------
J. Tyler Haahr                  4,050                 30.2%        17.875          09-30-08     $45,745        $115,364

Donald J. Winchell              3,051                 22.7%        17.875          09-30-08      34,461          86,908

------------------

(1) The options reported in this table vested as of the date of the grant.

(2) Represents the potential realizable value of the option grant assuming that the market price of the underlying security appreciates in value from the date of the grant to the end of the option term (10 years) at the annualized rates as set forth in the table above.

         The following table provides information as to the value of the options held by the Named Officers on September 30, 1998. To date, no stock appreciation rights have been granted by First Midwest.

                        Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values
----------------------------------------------------------------------------------------------------------------------
                                                                                                 Value of
                                                                  Number of                     Unexercised
                                                                 Unexercised                    In-the-Money
                                                                  Options at                     Options at
                                                                  FY-End (#)                   FY-End ($)(1)
                               Shares
                             Acquired on      Value     ----------------------------    ------------------------------
                              Exercise       Realized   Exercisable    Unexercisable    Exercisable    Unexercisable
           Name                  (#)           ($)          (#)             (#)             ($)             ($)
-------------------------- --------------- ------------ ------------ -------------------------------------------------
 James S. Haahr               2,100          $28,525      129,532          ---            $1,178,053            ---

 J. Tyler Haahr                 ---              ---       27,716       28,125               85,268         $14,063

 Fred A. Stevens              3,300           48,400       15,100          ---                82,353            ---

 Donald J. Winchell           2,200           32,183       25,583          ---               121,357            ---

-------------------

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and the asked price of $17.875 per share of the Common Stock as reported on The Nasdaq Stock Market on September 30, 1998.

Employment Agreements

         First Federal has employment agreements with the Named Officers. The employment agreements are designed to assist the Company in maintaining a stable and competent management team. The continued success of the Company depends, to a significant degree, on the skills and competence of their officers. Each employment agreement provides for annual base salary in an amount not less than the employee's current salary and a term of three years. Each agreement provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of First Federal. The agreements terminate upon such Named Officer's death, for cause, in certain events specified by OTS regulations, or by such Named Officer upon 90 days notice to First Federal. For the year ended September 30, 1998, the disinterested members of First Federal's Board of
Directors authorized one year extensions of the Named Officers' employment agreements, except that of Mr. Stevens.

         Each employment agreement provides for payment to the employee of the greater of his salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of First Federal where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), to be contingent on a "change in control", and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Company for federal income tax purposes. For the purposes of the employment agreements, a change in control is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or ss. 574.4, respectively. Such events are generally triggered prior to the acquisition or control of 10% of First Midwest's common stock. Each agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

         Based on their current salaries, if employment of Messrs. J. Haahr, T. Haahr, Stevens and Winchell had been terminated as of September 30, 1998, under circumstances entitling them to benefits pay as described above, they would have been entitled to receive lump sum cash payments of approximately $902,000, $591,000, $650,000 and $651,000, respectively.

Compensation Committee Interlocks and Insider Participation

         Compensation of the executive officers of the Company is currently determined by the ACP Committee of First Federal and the Stock Option Committee of the Company. Directors Cooley, Mickelson, Muilenburg and Partlow are the current members of these two committees. All decisions by the ACP Committee relating to the cash compensation of executive officers are reviewed by the full Board, except that Board members who are also executive officers do not participate in deliberations regarding their respective compensation. See "Compensation Committee Report on Executive Compensation" below.

                          COMPENSATION COMMITTEE REPORT

         First Midwest has not paid any cash compensation to its executive officers since its formation. All executive officers of First Midwest also currently hold positions with First Federal and receive cash compensation from First Federal. The function of administering the executive compensation policies of First Federal is currently performed by the ACP Committee of the Board of Directors of First Federal, consisting of Directors Cooley, Mickelson and Muilenburg. All decisions by the ACP Committee relating to the cash compensation of First Federal's executive officers are reviewed by the full Board of First Federal, except that Board members who are also executive officers do not participate in deliberations regarding their respective compensation.

         Awards granted under First Midwest's Stock Option Plans are made solely by the Stock Option Committee.

Overview and Philosophy

         The ACP Committee has developed and implemented an executive compensation program that is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principals, the ACP Committee has established a program to:

o Support a performance-oriented environment that rewards performance not only with respect to the Company's goals, but also the Company's performance as compared to that of industry performance levels;

o Attract and retain key executives critical to the long-term success of the Company;

o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

o        Reward   executives   for  long-term   strategic   management  and  the
         enhancement of shareholder value.

         Furthermore, in making compensation decisions, the ACP Committee focuses on the individual contributions of executive officers to the Company. The ACP Committee uses its discretion to set executive compensation where, in its judgement, external, internal or an individual's circumstances warrant it. The ACP Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry.

Executive Officer Compensation Program

         The executive officer compensation program is comprised of base salary, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and retirement plans generally available to employees of the Banks.

         Base Salary. Base salary levels for executive officers are competitively set relative to other publicly traded banking and thrift companies. In determining base salaries, the ACP Committee also takes into account individual experience and performance and specific issues particular to the Company.

         Annual Incentive Bonuses. A program of annual incentive bonuses has been established for executive officers of the Company to reward those officers who provide a level of performance warranting recognition in the form of compensation above base salary. Incentive bonuses are awarded based on achievement of individual performance goals and overall performance goals of the Company, which are established at the beginning of each fiscal year. Awards are determined as a percentage of each executive officers' base salary.

         Stock Benefit Plans. The Stock Option Plans are the Company's long-term incentive plans for directors, officers and employees. The objective of the program is to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Awards are made at a level calculated to be competitive with other publicly traded banking and thrift companies.

Chief Executive Officer Compensation

         Mr. James S. Haahr was appointed to the position of President and Chief Executive Officer of First Federal in 1974 and Chairman in 1990, and has also served in such capacities with the Company since its inception in 1993. Mr. Haahr's fiscal 1998 base salary is approximately $175,000 per year, subject to such adjustments in future years as shall be determined by the ACP Committee. Mr. Haahr's base salary for fiscal 1997 was approximately $175,000. The ACP Committee determined to maintain Mr. Haahr's current year base salary at the same level as last year due to the Company's continued focus on incentive-based compensation, with the use of long-term incentive awards as an integral part of the overall compensation program.

         In reviewing the award of incentive-based compensation to Mr. Haahr for fiscal 1998, the Committee noted that, although core earnings of the Company remained stable for the year, total earnings were significantly reduced by a one-time charge to provision for loan related losses. As such, the Committee determined the Company's overall earnings performance did not warrant the payment of a cash bonus or the award of stock options to Mr. Haahr for fiscal 1998.

         In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's and the Bank's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding the new provision.

         The   foregoing   report   is   furnished   by  the   members   of  the
Audit-Compensation\Personnel Committee and Stock Option Committee of the Board of Directors of the Company.

         E Wayne Cooley  G. Mark Mickelson  Rodney G. Muilenburg  Jeanne Partlow

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares the cumulative total shareholder return on the Company's common stock to the cumulative total return of a broad index of the Nasdaq Market and a selected savings and loan industry index from October 1, 1993 to September 30, 1998. The graph assumes that $100 was invested on October 1, 1993 and that all dividends were reinvested. The Corporation became a publicly traded Corporation on September 20, 1993.



                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                        10/01/93      09/30/94      09/30/95      09/30/96     09/30/97      09/30/98
First Midwest Financial, Inc.....        $100.00       $100.00       $129.28       $159.81      $200.58       $178.05
Selected Thrift Index............         100.00        105.04        135.01        162.16       275.17        242.80
Nasdaq Market Index..............         100.00        105.82        128.48        150.00       203.88        211.88


                              CERTAIN TRANSACTIONS

         The Banks have followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of September 30, 1998, all loans or extensions of credit to executive officers and directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires First Midwest's directors and executive officers, and persons who own more than 10% of a registered class of First Midwest's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of First Midwest common stock and other equity securities of First Midwest by the tenth of the month following a change. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish First Midwest with copies of all Section 16(a) forms they file.

         To First Midwest's knowledge, based solely on a review of the copies of such reports furnished to First Midwest and written representations that no other reports were required during the fiscal year ended September 30, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


                              INDEPENDENT AUDITORS

         The Company's independent auditors are Crowe, Chizek and Company LLP. Representatives of Crowe, Chizek and Company LLP are expected to attend First
Midwest's Annual Meeting to respond to appropriate questions and to make a statement if they so desire.


                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in First Midwest's proxy materials for its next Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at First Midwest's main office located at Fifth at Erie, Storm Lake, Iowa no later than August 18, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in the Company's proxy materials), the Company's Certificate of Incorporation and Bylaws and Delaware law. Otherwise, any shareholder proposal to take action at such meeting must be received at the Company's main office on or before December 24, 1999 (30 days prior to next years anticipated annual meeting date, January 24, 2000). In the event that the date of next year's annual meeting changes, a shareholder proposal must be received not later than 30 days prior to the new date of such annual meeting; provided, however, that in the event that less than 40 days notice or prior disclosure of the new date of annual meeting is given or made to shareholders, notice of a proposal by a shareholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the new date of the annual meeting was mailed or public announcement of the new date of such meeting was first made. All shareholder proposals must also comply with the Company's Certificate of Incorporation and Bylaws and Delaware law.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                 REVOCABLE PROXY
                          FIRST MIDWEST FINANCIAL, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 25, 1999

The undersigned hereby appoints the members of the Board of Directors of First Midwest Financial, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on January 25, 1999 at the Company's main office located at Fifth at Erie, Storm Lake, Iowa, at 1:00 P.M. local time, and at any and all adjournments thereof, as follows:

1. The election of E. Thurman Gaskill and Rodney G. Muilenburg as directors for terms of three years.


                [   ] FOR      [   ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTIONS: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the line provided below for whom you wish to withhold your vote.


--------------------------------------------------------------------------------




In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the listed proposal.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE STATED PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The shareholder acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated on or about December 16, 1998 and the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998.

  Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.

                          FIRST MIDWEST FINANCIAL, INC.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice revoking this proxy should be delivered to J. Tyler Haahr, Secretary, First Midwest Financial, Inc., Fifth at Erie, Storm Lake, Iowa 50588. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.


                 PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND MAIL
                THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE